                                                Exhibit 99.1
JAZZ PHARMACEUTICALS ANNOUNCES FIRST QUARTER 2015
FINANCIAL RESULTS

First Quarter 2015 Total Revenues of $309 Million,
Driven by Strong Sales of Xyrem, Erwinaze and Defitelio

DUBLIN, May 7, 2015 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the first quarter ended March 31, 2015 and reaffirmed financial guidance for 2015.

"We are pleased with our strong top-line performance during the first quarter, driven by sales growth of our key products," said Bruce C. Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc. "For 2015, we will remain focused on execution of our key objectives, including advancing our development pipeline, completing the rolling NDA submission for defibrotide, preparing for the potential launch of defibrotide in the U.S. and continuing our efforts to further diversify our business through corporate development activities."

Adjusted net income attributable to Jazz Pharmaceuticals plc for the first quarter of 2015 was $125.1 million, or $1.99 per diluted share, compared to $99.5 million, or $1.59 per diluted share, for the first quarter of 2014.

GAAP net income attributable to Jazz Pharmaceuticals plc for the first quarter of 2015 was $70.7 million, or $1.12 per diluted share, compared to GAAP net loss attributable to Jazz Pharmaceuticals plc of $92.7 million, or $1.58 per diluted share, for the first quarter of 2014. GAAP net loss attributable to Jazz Pharmaceuticals plc for the first quarter of 2014 included acquired in-process research and development expense of $127.0 million. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

First Quarter 2015 Revenues and Product Sales
Total revenues for the first quarter of 2015 were $309.3 million, an increase of 25% over total revenues of $246.9 million for the first quarter of 2014. The increase in total revenues was driven primarily by higher net product sales of Xyrem® (sodium oxybate) oral solution, Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi) and Defitelio® (defibrotide). Total revenues include net product sales, royalties and contract revenues.

Net product sales for the first quarter of 2015 were as follows:

•
Xyrem: Xyrem net sales increased by 33% to $212.7 million in the first quarter of 2015 compared to $160.4 million in the first quarter of 2014. During the first quarter of 2015, the average number of active Xyrem patients in the U.S. increased to approximately 12,375.

•	Erwinaze/Erwinase: Erwinaze/Erwinase net sales increased by 7% to $50.4 million in the first quarter of 2015 compared to $46.9 million in the first quarter of 2014.

•
Defitelio/defibrotide: Defitelio/defibrotide net sales increased by 15% to $17.4 million in the first quarter of 2015 compared to pro forma net sales of $15.1 million in the first quarter of 2014. The pro forma information represents net sales of Defitelio/defibrotide as if the acquisition of Gentium S.p.A. (Gentium), which closed on January 23, 2014, had closed on January 1, 2014.

•
Prialt® (ziconotide) intrathecal infusion: Prialt net sales were $6.8 million in the first quarter of 2015 compared to $4.3 million in the first quarter of 2014. The increase in net sales was primarily due to lower sales in the first quarter of 2014 resulting from the timing of shipments to the exclusive wholesale distributor and central pharmacy for Prialt.

•	Psychiatry products: Net sales of the company’s psychiatry products were $9.1 million in the first quarter of 2015 compared to $9.9 million in the first quarter of 2014.

•
Other: Net sales of other products in the first quarter of 2015 were $10.8 million compared to pro forma net sales of $11.7 million in the first quarter of 2014. On a pro forma basis, net sales of other products included net sales of active pharmaceutical ingredients by Gentium as if the Gentium acquisition had closed on January 1, 2014. On March 20, 2015, the company completed the sale of certain products and the related business that the company acquired as part of the acquisition of EUSA Pharma, Inc. (EUSA Pharma) in 2012.

Tables showing actual net product sales for the three months ended March 31, 2015 and actual and pro forma net product sales for the same period in 2014 are included in this press release.

Operating Expenses and Other
Operating expenses for the first quarter of 2015 were $192.5 million on a GAAP basis compared to $313.6 million for the first quarter of 2014. Operating expenses decreased over the prior period primarily due to acquired in-process research and development expenses of $127.0 million on a GAAP basis for the first quarter of 2014, which was comprised of upfront and milestone payments made in connection with the company’s acquisition of rights to JZP-110. Other changes in operating expenses for the first quarter of 2015 and 2014 were as follows:

•
Cost of product sales for the first quarter of 2015 was $28.3 million on a GAAP basis compared to $30.9 million for the same period in 2014. The decrease was primarily due to acquisition accounting inventory fair value step-up adjustments of $8.0 million in the first quarter of 2014, which were partially offset by an increase in net sales. Gross margin for the first quarter of 2015 was 90.8% compared to 87.4% for the same period in 2014. The increase was primarily due to acquisition accounting inventory fair value step-up adjustments in the first quarter of 2014.

•
Selling, general and administrative (SG&A) expenses for the first quarter of 2015 were $112.4 million on a GAAP basis compared to $106.4 million for the same period in 2014. Adjusted SG&A expenses for the first quarter of 2015 were $95.0 million compared to $77.6 million for the same period in 2014, or 31% of total revenues for both periods. The increase in both GAAP and adjusted SG&A expenses was primarily due to higher headcount and expenses resulting from the expansion of the company's business, including an increase in marketing and promotional expenses and an increase in professional services expenses. The increase in SG&A expenses on a GAAP basis was partially offset by a decrease in transaction and integration costs.

•
Research and development (R&D) expenses for the first quarter of 2015 were $27.2 million on a GAAP basis compared to $18.1 million for the same period in 2014. Adjusted R&D expenses for the first quarter of 2015 were $23.7 million, or 8% of total revenues, compared to $15.5 million, or 6% of total revenues, for the same period in 2014. The increase in both GAAP and adjusted R&D expenses was primarily driven by increased costs for the development of the company's product candidates and life cycle management activities related to the company's existing products, including expenses related to the regulatory submission in the U.S. of a new drug application (NDA) for defibrotide for the treatment of severe hepatic veno-occlusive disease (VOD).

Net interest expense for the first quarter of 2015 was $16.2 million compared to $10.1 million for the first quarter of 2014. The increase was due to the company's higher debt levels following the sale in August 2014 of $575.0 million principal amount of 1.875% exchangeable senior notes due 2021.

As of March 31, 2015, cash and cash equivalents were $782.6 million and the outstanding principal balance of the company’s long-term debt was $1.5 billion. Cash and cash equivalents increased from December 31, 2014 primarily due to cash generated by the business and proceeds from the sale of certain products acquired as part of the acquisition of EUSA Pharma, offset in part by cash used to fund capital expenditures and the repurchase of ordinary shares under the company's share repurchase program.
In the first quarter of 2015, the company repurchased 0.1 million ordinary shares under its share repurchase program for $10.3 million at an average cost of $164.54 per ordinary share. As of March 31, 2015, the amount remaining under the current share repurchase program was $11.0 million.

Recent Developments
Karen Smith, M.D., Ph.D joined the company as the Global Head of Research and Development and Chief Medical Officer on April 13, 2015. Dr. Smith brings more than 20 years of experience in the industry, and a track record of success in global development, medical affairs and lifecycle management. Dr. Smith has held positions of increasing responsibility with Merck, Pfizer, Bristol-Myers Squibb, AstraZeneca and most recently, Allergan, where she was Senior Vice President, Global Medical Affairs and Therapeutic Area Head (Dermatology), Research and Development.

"We are pleased to have Dr. Karen Smith join Jazz Pharmaceuticals at this exciting time of expansion of our R&D activities," said Russell Cox, executive vice president and chief operating officer of Jazz Pharmaceuticals plc. "Karen brings expertise in multiple therapeutic areas, including oncology, and has deep experience across pharmaceuticals, devices and biologics.  Her strong leadership, global R&D and regulatory experience, and results-driven approach will bring significant value to our organization.”
2015 Financial Guidance
Jazz Pharmaceuticals is reaffirming its full year 2015 financial guidance, which is as follows:

Revenues	$1,310-$1,370 million
Total net product sales	$1,303-$1,363 million
-Xyrem net sales	$950-$970 million
-Erwinaze/Erwinase net sales	$200-$215 million
-Defitelio/defibrotide net sales	$73-$83 million
Adjusted gross margin %[1,5]	92-93%
Adjusted SG&A expenses[2,5]	$355-$365 million
Adjusted R&D expenses[3,5]	$95-$105 million
Adjusted interest expense[4,5]	$40 million
GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share	$5.17-$5.70
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share[5,6]	$9.45-$9.75
_____________________________

1.	Excludes $4 million of share-based compensation expense from estimated GAAP gross margin of 92-93%.

2.	Excludes $76-$82 million of share-based compensation expense and $1 million of transaction, integration and restructuring costs from estimated GAAP SG&A expenses of $431-$447 million.

3.
Excludes a milestone payment of $25 million payable in the event of acceptance for filing by the U.S. Food and Drug Administration (FDA) of the first NDA for defibrotide for VOD and $15-$19 million of share-based compensation expense from estimated GAAP R&D expenses of $135-$149 million.

4.	Excludes non-cash interest expense of $23-$27 million from estimated GAAP interest expense of $63-$67 million.

5.	See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the tables accompanying this press release.

6.
The company no longer includes an adjustment for depreciation expense in its non-GAAP adjusted financial measures. For purposes of comparability, non-GAAP adjusted financial measures for 2014 included in this press release do not include an adjustment for depreciation expense.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update and discuss its 2015 first quarter results. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 877 415 3179 in the U.S., or +1 857 244 7322 outside the U.S., and entering passcode 74301034.

A replay of the conference call will be available through May 14, 2015 by dialing +1 888 286 8010 in the U.S., or +1 617 801 6888 outside the U.S., and entering passcode 39160618. An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients' lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution and Erwinaze® (asparaginase Erwinia chrysanthemi) in the U.S., and markets Erwinase® and Defitelio® (defibrotide) in Europe and other countries outside the U.S. For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables. The company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company.  They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.  Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP financial measures. In addition, Jazz Pharmaceuticals believes that the presentation of these non-GAAP financial measures is useful to investors because it enhances the ability of investors to compare its results from period-to-period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; likewise, the company has ceased and may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. In this regard, commencing with the company’s presentation of 2015 non-GAAP financial measures, the company no longer includes an adjustment for depreciation expense in its non-GAAP adjusted financial measures. Likewise, for purposes of comparability, non-GAAP adjusted financial measures for 2014 included in this press release and accompanying tables do not include an adjustment for depreciation expense. In addition, because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

As used in this press release, (i) the historical adjusted net income measures attributable to Jazz Pharmaceuticals plc (and the related per share measures) exclude from GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc (and the related per share measures), as applicable, intangible asset amortization, share-based compensation expense, restructuring charges, transaction and integration costs, acquired in-process research and development expenses, acquisition accounting inventory fair value step-up adjustments and non-cash interest expense; adjust the income tax provision to the estimated amount of taxes that are payable in cash; and adjust for the amount attributable to noncontrolling interests; (ii) the historical adjusted SG&A expense measures exclude from GAAP SG&A expenses, as applicable, share-based compensation expense, restructuring charges, and transaction and integration costs; (iii) the historical adjusted R&D expense measures exclude from GAAP R&D expenses, as applicable, share-based compensation expense and transaction and integration costs; (iv) the adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share measures) guidance exclude from estimated GAAP net income attributable to Jazz Pharmaceuticals plc (and the related per share measures) intangible asset amortization, share-based compensation expense, upfront and milestone payments, transaction, integration and restructuring costs and non-cash interest expense; and adjust the income tax provision to the estimated amount of taxes that are payable in cash; (v) the adjusted gross margin percentage guidance excludes from estimated GAAP gross margin percentage share-based compensation expense; (vi) the adjusted SG&A expenses guidance excludes from estimated GAAP SG&A expenses share-based compensation expense and transaction, integration and restructuring costs; (vii) the adjusted R&D expenses guidance excludes from estimated GAAP R&D expenses share-based compensation expense and a potential milestone payment; and (viii) the adjusted interest expense guidance excludes from estimated GAAP interest expense non-cash interest expense.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial results, including 2015 financial guidance, the advancement of the company's development pipeline, the anticipated completion of the rolling NDA submission for defibrotide and the potential acceptance for filing by the FDA thereof, the potential commercial launch of defibrotide in the U.S., the potential future diversification of the company's business through corporate development activities and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition or other sodium oxybate products that compete with Xyrem and changed or increased regulatory restrictions on or requirements with respect to Xyrem, as well as similar risks related to effectively commercializing the company’s other lead marketed products; risks related to effectively commercializing the company’s product candidates, including defibrotide if it receives marketing approval, including the need to establish pricing and reimbursement support and, in the case of defibrotide, the lack of experience of U.S. physicians in diagnosing and treating VOD; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company's products which could impact the company's ability to meet commercial demand; obtaining and maintaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment; the challenges of compliance with the requirements of U.S. and non-U.S. regulatory agencies; the challenges of achieving and maintaining commercial success of the company's products; the risks and costs associated with business combination or product or product candidate acquisition transactions; the difficulty and uncertainty of pharmaceutical product development, including the timing thereof, and the uncertainty of clinical success, such as the risk that results from preclinical studies and/or early clinical trials may not be predictive of results obtained in later and larger clinical trials; the inherent uncertainty associated with the regulatory approval process, including the risk that the company may be unable to obtain regulatory approval for defibrotide in the U.S. in a timely manner or at all; the company’s potential inability to identify and acquire, in-license or develop additional products or product candidates to grow and diversify its business; possible restrictions on the company’s ability and flexibility to pursue certain future corporate development and other opportunities as a result of its substantial outstanding debt obligations, which increased significantly in 2014; risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and those other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company's Annual Report on Form 10-K for the year ended December 31, 2014 and future filings and reports by the company, including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Product sales, net	$307,035	$244,986
Royalties and contract revenues	2,268	1,933
Total revenues	309,303	246,919
Operating expenses:
Cost of product sales (excluding amortization of intangible assets)	28,298	30,924
Selling, general and administrative	112,388	106,363
Research and development	27,181	18,109
Acquired in-process research and development	—	127,000
Intangible asset amortization	24,677	31,182
Total operating expenses	192,544	313,578
Income (loss) from operations	116,759	(66,659)
Interest expense, net	(16,245)	(10,076)
Foreign currency gain	2,245	123
Income (loss) before income tax provision	102,759	(76,612)
Income tax provision	32,059	17,027
Net income (loss)	70,700	(93,639)
Net loss attributable to noncontrolling interests, net of tax	—	(989)
Net income (loss) attributable to Jazz Pharmaceuticals plc	$70,700	$(92,650)

Net income (loss) attributable to Jazz Pharmaceuticals plc per ordinary share:
Basic	$1.16	$(1.58)
Diluted	$1.12	$(1.58)
Weighted-average ordinary shares used in calculating net income (loss) attributable to Jazz Pharmaceuticals plc per ordinary share:
Basic	60,803	58,526
Diluted	62,964	58,526

JAZZ PHARMACEUTICALS PLC
SUMMARY OF PRODUCT SALES, NET
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Xyrem	$212,690	$160,378
Erwinaze/Erwinase	50,353	46,920
Defitelio/defibrotide	17,363	12,209
Prialt	6,764	4,309
Psychiatry	9,093	9,866
Other	10,772	11,304
Total net product sales	$307,035	$244,986

The following unaudited pro forma information represents net product sales for the three months ended March 31, 2014 as if the acquisition of Gentium had been completed on January 1, 2014:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)
(In thousands)
(Unaudited)

Three Months Ended March 31, 2014
Xyrem	$160,378
Erwinaze/Erwinase	46,920
Defitelio/defibrotide	15,106
Prialt	4,309
Psychiatry	9,866
Other	11,710
Total pro forma net product sales	$248,289

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$782,603	$684,042
Accounts receivable, net of allowances	189,682	186,371
Inventories	30,692	30,037
Prepaid expenses	27,614	12,800
Deferred tax assets, net	50,822	48,440
Other current assets	21,522	21,322
Assets held for sale	—	32,833
Total current assets	1,102,935	1,015,845
Property and equipment, net	71,283	58,363
Intangible assets, net	1,284,308	1,437,435
Goodwill	654,470	702,713
Deferred tax assets, net, non-current	74,185	75,494
Deferred financing costs	31,223	33,174
Other non-current assets	19,189	15,931
Total assets	$3,237,593	$3,338,955
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,317	$25,126
Accrued liabilities	146,975	164,091
Current portion of long-term debt	9,388	9,428
Income taxes payable	26,334	7,588
Deferred tax liability, net	9,430	9,430
Deferred revenue	1,138	1,138
Total current liabilities	220,582	216,801
Deferred revenue, non-current	4,215	4,499
Long-term debt, less current portion	1,334,661	1,333,000
Deferred tax liability, net, non-current	327,683	375,054
Other non-current liabilities	45,122	38,393
Total Jazz Pharmaceuticals plc shareholders’ equity	1,305,276	1,371,144
Noncontrolling interests	54	64
Total liabilities and shareholders’ equity	$3,237,593	$3,338,955

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014 *
GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc	$70,700	$(92,650)
Intangible asset amortization	24,677	31,182
Share-based compensation expense	20,819	13,815
Restructuring charges	553	—
Transaction and integration costs	155	17,733
Acquired in-process research and development	—	127,000
Acquisition accounting inventory fair value step-up adjustments	—	8,022
Non-cash interest expense	6,016	1,638
Income tax adjustments	2,148	(5,944)
Adjustments for amount attributable to noncontrolling interests	—	(1,258)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$125,068	$99,538

GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$1.12	$(1.58)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$1.99	$1.59
Shares used in computing GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share amounts	62,964	58,526
Shares used in computing non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share amounts	62,964	62,517
_____________________________
* For purposes of comparability with our 2015 presentation, non-GAAP adjusted financial measures for 2014 do not include an adjustment for depreciation expense. See "Non-GAAP Financial Measures" in the accompanying press release for additional information.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	March 31, 2015				March 31, 2014
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported		Adjustments		Non-GAAP Adjusted *
Total revenues	$309,303	$—		$309,303	$246,919		$—		$246,919
Cost of product sales (excluding amortization of intangible assets)	28,298	(695)	(a)	27,603	30,924		(8,203)	(a)	22,721
Selling, general and administrative	112,388	(17,347)	(b)	95,041	106,363		(28,774)	(b)	77,589
Research and development	27,181	(3,485)	(c)	23,696	18,109		(2,593)	(c)	15,516
Acquired in-process research and development	—	—		—	127,000		(127,000)		—
Intangible asset amortization	24,677	(24,677)		—	31,182		(31,182)		—
Interest expense, net	16,245	(6,016)	(d)	10,229	10,076		(1,638)	(d)	8,438
Foreign currency gain	(2,245)	—		(2,245)	(123)		—		(123)
Income before income tax provision	102,759	52,220	(e)	154,979	(76,612)		199,390	(e)	122,778
Income tax provision	32,059	(2,148)	(f)	29,911	17,027		5,944	(f)	22,971
Effective tax rate (g)	31.2%			19.3%	N/A	(h)			18.7%
Net income (loss)	70,700	54,368	(i)	125,068	(93,639)		193,446	(i)	99,807
Net income (loss) attributable to noncontrolling interests, net of tax	—	—	(j)	—	(989)		1,258	(j)	269
Net income (loss) attributable to Jazz Pharmaceuticals plc	$70,700	$54,368	(k)	$125,068	$(92,650)		$192,188	(k)	$99,538
Net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$1.12			$1.99	$(1.58)				$1.59

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands)
(Unaudited)

* Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc and its line item components and related non-GAAP adjusted financial measures shown in the tables above are not meant to be considered in isolation or as a substitute for comparable GAAP reported measures, and should be read in conjunction with the condensed consolidated financial statements prepared in accordance with GAAP. The company believes that each of these non-GAAP adjusted financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company. Company management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company's business based on certain of these non-GAAP financial measures. In addition, the company believes that the presentation of these non-GAAP adjusted financial measures is useful to investors because it enhances the ability of investors to compare its results from period-to-period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance. Specifically, the company believes that each of these non-GAAP adjusted financial measures provides useful information to management, investors and analysts by excluding, as applicable, intangible asset amortization, share-based compensation expense, restructuring charges, transaction and integration costs, acquired in-process research and development expenses, acquisition accounting inventory fair value step-up adjustments and non-cash interest expense that may not be indicative of the company's core operating results and business outlook, and by including adjustments to convert the income tax provision to the estimated amount of taxes that are payable in cash and adjustments for the amount attributable to noncontrolling interests. Investors should note that these non-GAAP adjusted financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP adjusted financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the company may exclude for purposes of its non-GAAP adjusted financial measures; likewise, the company has ceased and may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP adjusted financial measures. In this regard, commencing with the company’s presentation of 2015 non-GAAP financial measures, the company no longer includes an adjustment for depreciation expense in its non-GAAP adjusted financial measures. Likewise, for purposes of comparability, non-GAAP adjusted financial measures for 2014 included herein do not include an adjustment for depreciation expense. In addition, because of the non-standardized definitions of non-GAAP adjusted financial measures, the non-GAAP adjusted financial measures appearing herein may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.
Explanation of Adjustments and Certain Line Items:

(a)	Share-based compensation expense of $695 and $181 and acquisition accounting inventory fair value step-up adjustments of $0 and $8,022 for the three months ended March 31, 2015 and 2014, respectively.

(b)
Share-based compensation expense of $16,639 and $11,175, restructuring charges of $553 and $0 and transaction and integration costs of $155 and $17,599 for the three months ended March 31, 2015 and 2014, respectively.

(c)	Share-based compensation expense of $3,485 and $2,459 and transaction and integration costs of $0 and $134 for the three months ended March 31, 2015 and 2014, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three-month period.

(e)
Sum of adjustments (a) through (d) plus the adjustments for acquired in-process research and development expenses and intangible asset amortization, as applicable, for the respective three-month period.

(f)	Adjustments to convert the income tax provision to the estimated amount of taxes payable in cash for the respective three-month period.

(g)	Income tax provision divided by income before income tax provision for the respective three-month period (for the three months ended March 31, 2014, on a non-GAAP adjusted basis only).

(h)
The GAAP effective tax rate for the three months ended March 31, 2014 is not meaningful because there was a loss before income tax provision during the period. After adjusting the loss before income tax provision by excluding acquired in-process research and development expense of $127,000, we would have had income before income tax provision of $50,388, resulting in an effective tax rate of 33.8% for the three months ended March 31, 2014 based on the income tax provision of $17,027.

(i)	Net of adjustments (e) and (f) for the respective three-month period.

(j)	Adjustments for amount attributable to noncontrolling interests for the respective three-month period.

(k)	Net of adjustments (i) and (j) for the respective three-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2015 GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income attributable to Jazz Pharmaceuticals plc	$323 - $356
Intangible asset amortization *	94 - 104
Share-based compensation expense	95 - 105
Upfront and milestone payments	25
Transaction, integration and restructuring costs *	1
Non-cash interest expense	23 - 27
Income tax adjustments	0 - 10
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$595 - $614

GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share	$5.17 - $5.70
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$9.45 - $9.75

Weighted-average ordinary shares used in per share computations	63
_____________________________
* Non-GAAP adjustments updated May 7, 2015.

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7887
U.S., + 1 650 496 2717

Media
Laurie Hurley
Vice President, Corporate Affairs
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7894
U.S., + 1 650 496 2796